Exhibit 4(a)(2)

                           DCX 1991 Stock Option Plan

                                ---------------

                           DCX 1991 STOCK OPTION PLAN

1.   Establishment and Purpose

     (a) DCX Inc., a Colorado corporation (the "Company'), hereby establishes a stock option plan to be named 1991 Stock Option Plan (the "Plan") which has been adopted by the Company's Board of Directors on April 12, 1991.

     (b) The purpose of the Plan is to induce key employees, authorized agents, officers and directors of the Company to continue their service to the Company, to offer said people incentives and rewards in recognition of their share in the Company's progress and to encourage said people to continue to promote the best interests of the Company.

2.   Administration

     (a) The plan shall be administered by the Company's Board of Directors or by a committee of the Board acting on behalf of the Board of Directors (the "Option Committee"). The Option Committee shall hold its meetings at such times and places as it may determine.

     (b) The Company shall grant options under the Plan in accordance with determinations made by the Option Committee pursuant to the provisions of the Plan. The Option Committee, from time to time, may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take action in the administration of the Plan, not inconsistent with the provision hereof, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Option committee are to be final and conclusive and not be subject to further review and approval.

     (c) No member of the Company's Board of Directors (or the Option Committee) shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. A member of the Company's Board of Directors (or the Option Committee) shall be eligible for indemnification from the Company, and insurer, if any, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against him claiming any rights or remedies due to his participation in the administration of this Plan.

3.   Total Option Shares Available

     (a) The maximum number of shares of common stock (no par value) of the Company which may be issued pursuant to this plan shall not exceed 300,000, subject to adjustment as provided in Paragraph 6, below. The shares sold under the Plan may be either issued shares reacquired by the Company at any time, or authorized, but unissued shares, as the Option Committee from time to time may determined. Additionally, the shares sold under the Plan may be either registered or unregistered shares of the Company. The Company has no obligation to register the shares underlying the options or the options.

     (b) In the event that any outstanding options under the Plan for any reason expire or are terminated, the shares of common stock of the Company allocable to the unexercised portion of all such options may again be subject to an option under the Plan.

     (c) No options shall be granted pursuant to this Plan to any Optionee after the tenth anniversary of the date on which this plan is adopted by the Board of Directors.

4.   Eligibility

     (a) Options to purchase shares may be granted pursuant to this Plan only to employees, officers and directors of the Company, or qualifying subsidiaries (the "Optionee), selected by the Option Committee. An employee, for purposes of this Plan shall be defined as any individual working on behalf of the Company, or qualifying subsidiary. A director shall be defined as any lawfully elected director currently serving the Company or qualifying subsidiary in that capacity.

     (b) The Option Committee will, in its discretion, determine the persons to be granted options, the time or times at which options shall be granted, the number of shares subject to each option and the manner in which options may be exercised, provided, however, the Option Committee shall not grant to any Optionee any option which has terms or conditions inconsistent with those stated in Paragraphs 3 and 6 hereof. In making such determination, the Option Committee may take into consideration the value of the services rendered by the prospective Optionee, their present and potential contributions to the success of the Company and such other factors which the Committee may deem relevant in accomplishing the purpose of the Plan.

5.   Terms and Conditions of Options

     (a) Each option granted under the Plan shall be evidenced by a Stock Option Agreement in such form not inconsistent with the Plan as the Option Committee shall determine, provided that the substance of the terms and conditions set forth herein be included therein.

     (b) Option Price. The price at which each share of common stock covered by such option may be purchased shall be the fair market value on the date of grant.

     (c) Limitation on Exercise. No option granted hereunder may, by its terms, be exercised more than five years subsequent to the date of the grant or the option. The exercise period may be less than five years as the Option Committee deems appropriate. An option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

     (d) Participation Limitation. The Option Committee shall not grant an option to any Director, Officer, authorized agent or employee for such number of shares of stock that, immediately after the grant, causes the total number of shares of stock subject to his control through options exercisable, ownership directly or indirectly through brothers and sisters, spouse, ancestors, and lineal descendants to exceed ten percent of the voting power of the Company; and the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

     (e) Nontransferability. No option granted hereunder is transferable in whole or in part other than by will or the laws of descent and distribution.

     (f) Manner of Payment. The aggregate option price may, subject to the terms and conditions set forth by the Board or the Option Committee in the stock option agreement, be paid in any one or a combination of cash, personal check, personal note, shares already owned or awards under the Plan which the optionee has an immediate right to exercise.

     (g) Termination of Relationship. If the holder of an option ceases their relationship with the Company, other than by reason of death, disability, or retirement, such option shall terminate on the date of termination of such relationship. In the event of termination due to a permanent disability with the meaning of Section 105(d)(4) of the Internal Revenue Code, such option shall terminate no later than one year from the date of termination of relationship, but in any event no later than its specified expiration date. In the event of retirement, such option shall terminate no later than three months from the date of termination of such relationship, but in any event no later than its specified expiration date. If the holder of an option dies, such option may be exercised, to the extent of the number of shares of common stock with respect to which such holder could have exercised such option on the date or death, by such holder's estate, personal representative or beneficiary who acquires such option by will or by laws of descent and distribution, at any time prior to the earlier of such option's specified expiration date or the first anniversary of such holders death. On the earlier of such dates, such option shall terminate. An option may terminate prior to these dates at the discretion of the option Committee.

     (i) Withholding Taxes. The Optionee must remit to the Company or a subsidiary an amount necessary to satisfy any federal, state, local or other withholding requirements prior to the delivery of any certificate or certificates for the shares of stock purchased upon exercise of the option or portion of such option. Alternatively, the Company or a subsidiary is authorized, at its option, to deduct from any payment of any kind owed to the Optionee any federal, state, local or other taxes required by law to be withheld with respect to the shares of stock being purchased upon exercise of the option.

6.   Changes in Stock, Adjustments, etc.

     (a) In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased, changed into or exchanged for a different number of shares or other securities of the Company or of another Corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment may be made by the Option Committee in the number and kind of shares for the purchase of which options may be granted under the Plan, including the maximum number that may be granted to any other person. In addition, the Option Committee may make appropriate adjustment in the number and kind of shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence or such event, and such adjustment and outstanding options shall be made without change of the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Option Committee shall be in the full discretion of the Option Committee, whose decisions in this regard shall be conclusive.

     (b) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge, consolidate, or dissolve, liquidate or sell, or transfer all or any part of business or assets.

     (c) In the event of a material change in Company ownership, including, but not limited to, sale, reorganization, merger, and consolidation, the Committee may fully vest all outstanding options. If the Company's common stock is publicly registered and traded, there will be no change in vesting, but the fair market value will then be defined as in Paragraph 5(b), above.

7.   Duration, Amendment, and Termination

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the plan of the stockholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any option shall heretofore have been granted, subject to the provisions of Paragraph 2 hereof, affect or impair the rights of such individual under such option and, provided further, that unless the stockholders of the Company shall have first approved thereof, no amendment of this Plan shall be made whereby (i) the total number of shares which may be optioned under the Plan to all individuals, or any of them, shall be increased, except by the operation of the adjustment provisions of Paragraph 6 hereof, (ii) the authority to administer the Plan by a committee consisting of directors of the Company shall be withdrawn, (iii) the term of the options shall be extended, or (iv) the class of Optionees to whom options may be granted shall be changed.

8.   Effectiveness of Plan

     This Plan became effective on June 21, 1991, when the Plan was adopted by the required vote of the holders of the outstanding shares of the Company entitled to vote at a meeting of the stockholders duly held in accordance with the laws of the State of Colorado.

9.   Date of Granting of Options

     The granting of an option pursuant to the Plan shall take place on the date the Option Committee decides to grant the option. The Company shall use its best efforts within thirty days of the granting of the option, to notify the Optionee, of the grant of the option and submit to the Optionee a Stock Option Agreement duly executed by, and on behalf of the Company, with the request that the Optionee execute the agreement within thirty days after the mailing or hand delivery to the Optionee at the Optionee's place of employment of the notice to the Option. In the event the Optionee fails to execute the Stock Option Agreement with the thirty day period, such person's option shall be automatically terminated.

10.  Application of Funds

     The proceeds received by the Company from the sale of stock subject to the option are to be added to the general funds of the Company and used for its corporate purposes as the Board of Directors shall determine.

11.  Sale of Stock

     Any sale of option stock must comply with applicable securities laws and the terms of the plan.

12.  Other Matters

     (a) The granting of Options will not obligate the Company to register the Option shares under applicable securities laws, to maintain any such registration, or to list the Option shares on any securities exchange. The
Option Committee may require any party exercising an Option, as a condition precedent to the issuance of Option shares, (i) to represent that the Option shares are being acquired for investment and not for distribution or resale and to make other representations as the Option Committee deems necessary to quality them for exemption from registration or other compliance with applicable securities laws, and (ii) to represent that such party will not dispose of the Option shares in violation of applicable securities laws and applicable Plan and Option restriction.

     (b) The Company may require placement of a legend on certificates evidencing Option shares purchased, reflecting any applicable restrictions on the transfer thereof or other matters required to be stated thereon under applicable law.

     (c) The granting of an Option will not obligate the Option holder to exercise it.

     (d) Neither this Plan, nor the granting of Options or issuance of Option shares, will confer any right of continuing relationship with the Company on the Option holder or affect the Company's right to terminate the Option holder's relationship.

                                     - End -